REVOCABLE PROXY

                           FALMOUTH CO-OPERATIVE BANK
                                20 DAVIS STRAITS
                         FALMOUTH, MASSACHUSETTS 02540

    This proxy is solicited on behalf of the Board of Directors of Falmouth
      Co-operative Bank for the Annual Meeting of Stockholders to be held on January 21, 1997

     The undersigned stockholder of Falmouth Co-operative Bank hereby appoints Santo P. Pasqualucci and Walter A. Murphy, or either of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Falmouth Co-operative Bank held of record by the undersigned on December 13, 1996, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 3:00 p.m. Eastern Standard time, on January 21, 1997, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement-Prospectus and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.


     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted "FOR" the election of all nominees listed on Proposal 1 and "FOR" Proposals 2,3,4,5 and 6.

           PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

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1. Election of Directors for a three-year term.

For All Nominees (except as otherwise indicated) [ ]

Withhold for All Nominees [ ]

Nominees: James A. Keefe, Ronald L. McLane and Robert H. Moore

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee. Write that nominees name in the space provided:


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2.  Ratification  of the  appointment  of  Shatswell,  MacLeod  & Co.,  P.C.  as independent auditors for Falmouth Co-operative Bank (the "Bank") for the fiscal year ending September 30, 1997.

           FOR [ ]              AGAINST [ ]             ABSTAIN [ ]

3. Election of John A. DeMello to serve as Clerk of the Bank.

           FOR [ ]              AGAINST [ ]             ABSTAIN [ ]


4. Approval of the 1997 Stock Option Plan for Outside Directors, Officers and Employees of Falmouth Co-operative Bank.

           FOR [ ]              AGAINST [ ]             ABSTAIN [ ]


5. Approval of the 1997 Recognition and Retention Plan for Outside Directors, Officers and Employees of Falmouth Co-operative Bank.

           FOR [ ]              AGAINST [ ]             ABSTAIN [ ]

6. Adoption and approval of the Agreement and Plan of Reorganization, dated as of November 25, 1996, among the Falmouth Bancorp, Inc. ("Bancorp"), pursuant to which the Bank will become the wholly-owned subsidiary of Bancorp and all of the Bank's outstanding shares of common stock will be exchanged on a one-for-one basis for shares of Bancorp common stock.

           FOR [ ]              AGAINST [ ]             ABSTAIN [ ]

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement-Prospectus for the Annual Meeting.


Date:                          199
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Signature


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Signature

Please sign exactly as your name appears on this proxy. Joint owners may sign personally, but only one signature is required, if signing as attorney, executor, administrator, trustee or guardian please include you full title. Corporate or partnership proxies should be signed by authorized officer.